                                                                    CONFIDENTIAL

                                                                   EXHIBIT 10.14

                                NETCENTIVES INC.

                                SUPPLY AGREEMENT

     This Supply Agreement (the "Agreement") is entered into between Netcentives
                                 ---------
Inc., a California corporation ("Netcentives") and Trans World Airlines, Inc., a
                                 -----------
Delaware corporation ("TWA") and shall be effective for all purposes as of
                       ---
February 25, 1999 (the "Effective Date").
                        --------------

                                    RECITALS

     WHEREAS, Netcentives develops certain Internet-based programs which provide for the grant of points which are redeemable for airline frequent flier miles and other incentives to end-users (collectively, the "ClickRewards
                                                            ------------
Program");
-------

     WHEREAS, TWA has established a travel awards program (the "Aviators
                                                                --------
Program") pursuant to which, among other things, certain persons may receive frequent flier miles for travel on TWA and for such other reasons as are permitted by TWA;

     WHEREAS, Netcentives wishes to purchase Aviators Miles (as hereinafter defined) from TWA and TWA wishes to sell Aviators Miles to Netcentives pursuant to the terms of this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual consideration provided for herein, the parties hereto hereby agree as follows:


                                   SECTION I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1  "Account" shall mean the account of ClickRewards Members who are also
           -------
Aviators Members in which Aviators Miles balances are maintained by TWA.

     1.2  "Aviators Member" means, as of any date, an individual who is a member
           ---------------
in good standing of the Aviators Program.

     1.3 "Aviators Miles" means the points accrued under the Aviators Program by Aviators Members for travel on TWA or such other reasons as are permitted by TWA.

     1.4  "ClickRewards Member" means, as of any date, an individual who is a
           -------------------
member in good standing of the ClickRewards Program.

     1.5 "Confidential Information" means any information, technical data, or know-how, including, but not limited to, that which relates to research, product plans, products, services, ClickRewards Members, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of a party, which is designated in writing to be confidential or proprietary, or if given orally, is identified as confidential or proprietary at the time of disclosure or is obviously confidential considering the context in which such disclosure is made. Confidential Information does not include information, technical data or know-how

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                    CONFIDENTIAL

which (i) is rightfully in the possession of the receiving party at the time of disclosure, (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature other than as a result of any improper inaction or action of the receiving party hereunder, or (iii) is approved by the disclosing party, in writing, for release.

     1.6  "Direct Competitor of Netcentives" means [****]. Direct Competitors
           --------------------------------
of Netcentives include, without limitation, the companies listed in Exhibit B attached hereto.

     1.7  "Limited Exclusivity" means TWA's agreement not to sell Aviators Miles
           -------------------
to any Direct Competitor of Netcentives as defined above. TWA and Netcentives shall have a relationship of Limited Exclusivity during the Term.

     1.8  "Netcentives Marks" means the trademarks and logos of Netcentives set
           -----------------
forth on Exhibit A1 hereto, as the same may be amended by Netcentives from time
         ----------
to time upon notice to TWA.

     1.9  "Term" has the meaning given it in Section 6.2(a) hereof.
           ----

     1.10 "TWA Marks" means the designated trademarks and logos of TWA set forth
           ---------
on Exhibit A2 hereto, as the same may be amended by TWA from time to time upon
   ----------
notice to Netcentives.

                                  SECTION II

                PURCHASE AND SALE; OBLIGATIONS OF BOTH PARTIES

     2.1  Orders.  Pursuant to this Agreement, Netcentives agrees to purchase
          ------
from TWA, and TWA agrees to sell to Netcentives, Aviators Miles. Netcentives shall deliver orders to TWA for Aviators Miles, which orders shall designate the aggregate number of Aviators Miles to be purchased, the Account or Accounts to which such Aviators Miles are to be credited, and the number of Aviators Miles to be credited to each such Account. TWA shall credit Accounts designated by Netcentives within a reasonable time after receipt of an order from Netcentives, but in any event within seven (7) business days thereof. As long as this Agreement is in effect, TWA shall not reject any order of Netcentives, except in accordance with the terms of Section 3.2 hereof.

     2.2  Purchase Terms.  Netcentives shall pay to TWA the price of [****] per
          --------------
Aviators Mile purchased pursuant to this Agreement.

     2.3  Payment.  All payments due to TWA pursuant to an order under this
          -------
Section 2 shall become due and payable by check or wire transfer, at the option of Netcentives, within thirty (30) days of transfer of Aviators Miles to the appropriate Account or Accounts. Any payments made by Netcentives to TWA hereunder shall be non-refundable.

     2.4  Taxes.  Prices for Aviators Miles do not include taxes.  Netcentives
          -----
is responsible for federal excise taxes on the sale of Aviators Miles to Netcentives pursuant to this Agreement. Aviators Miles are currently taxed at a rate of 7.5% (the "Taxes"). Netcentives shall not be responsible for taxes on
                   -----
TWA's net worth or income. Netcentives shall remit such Taxes to TWA, and TWA shall be responsible for remitting such Taxes to the appropriate government authority.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL

     2.5  Reporting.  For all Aviators Miles credited to Accounts pursuant to
          ---------
Section 2.1, TWA shall provide Netcentives with reports on a monthly basis confirming such credit. Such confirmation will include, at minimum, the Accounts to which the Aviators Miles were credited, and the applicable number of Aviators Miles so credited.

     2.6  Customer Service and Operations.  Both parties agree to respond to and
          -------------------------------
resolve customer services inquiries addressed to it promptly. Each party shall respond to customer service inquiries within no more than five (5) business days of receipt of such inquiry. Each party shall designate a specific individual employee of such party to be the contact person for any operations or customer service issues which may arise during the Term.


                                  SECTION III

                           OBLIGATIONS OF NETCENTIVES

     3.1  Distribution to ClickRewards Members.  Netcentives shall only request
          ------------------------------------
that Aviators Miles be credited to the accounts of persons in exchange for their participation in the ClickRewards Program.

     3.2  Distribution to Aviators Members. Netcentives shall only request that
          --------------------------------
Aviators Miles be credited to the Accounts of ClickRewards Members whom Netcentives believes in good faith to be Aviators Members. To the extent that Netcentives requests that Aviators Miles be credited to a person who is not a Aviators Member, TWA shall not be obligated to credit such Account and shall treat such Aviators Miles as if they had never been ordered (in which case Netcentives' payment obligation shall be reduced accordingly). In the event that TWA rejects an Order, it shall notify Netcentives in writing of the reasons for such rejection.

     3.3  No Resale Of Aviators Miles.  At no time shall Netcentives offer
          ---------------------------
Aviators Miles to any person for resale or redistribution to a third party. If Netcentives discovers with reasonable certainty that any ClickRewards Member is inappropriately redistributing Aviators Miles, Netcentives shall immediately cease requesting that Aviators Miles be credited to the Account of such ClickRewards Member, and shall notify TWA of the identity of such ClickRewards Member and the nature of the potential infraction. If TWA discovers that any ClickRewards Member has resold or redistributed Aviators Miles in violation of this provision, TWA can, with notice to Netcentives, cease distributing any additional Aviators Miles to such Aviators Member's Account.

     3.4  Other Obligations.
          ------------------

          (a) Inclusion in Promotional Materials.  Netcentives shall include TWA
              -----------------------------------
and/or the Aviators Program in printed and electronic ClickRewards Program materials consistent with space constraints.

          (b) Member Access.  Netcentives shall, at its sole discretion, give
              --------------
TWA the opportunity to be included in e-mails to the ClickRewards Member base in order to make offers and invitations to such ClickRewards Members, provided that such access does not violate the ClickRewards Privacy Policy (currently located at www.clickrewards.com), nor any applicable rules and regulations.
   ---------------------

                                                                    CONFIDENTIAL

          (c)  Promotion Participation. Netcentives may, from time to time, give
               ------------------------
TWA the opportunity to participate in promotions targeting the ClickRewards Member base and other e-commerce consumers in the event that such promotions are undertaken by Netcentives.

          (d)  Web Site Exposure.  Netcentives shall place the TWA  logo and a
               -----------------
link to the Aviators Program home page on the ClickRewards web site.
Netcentives shall also place a link on the ClickRewards web site to the Consumer Account information pages at the TWA web site, which allows consumers to access their Account data from ClickRewards.

          (e)  Other Marketing Obligations.  Netcentives shall:
               ----------------------------

               (i)   Include TWA in offline advertising from time to time;

               (ii) Actively promote TWA's participation as a Netcentives partner to the Netcentives Member base and in new Member acquisition efforts;

               (iii) Give TWA access to Netcentives-sponsored online research data, provided that the provision of such data does not conflict with the Privacy Policy and other agreements of Netcentives, or any applicable laws and regulations.

               (iv) Give TWA the opportunity to work with Netcentives' merchant partners for the purpose of running joint ClickRewards promotions, consistent with the needs of the applicable merchant partners.


                                  SECTION IV

                              OBLIGATIONS OF TWA



     4.1  Marketing Access.
          ----------------

          (a) During each calendar year during which this Agreement is in effect, Netcentives shall have access to the entire Aviators Member base for one targeted solicitation and ClickRewards offer communication. Netcentives shall bear all costs associated with the fulfillment of such mailing, provided, however, that TWA shall provide access to the names and addresses of the Aviators Member base at no additional cost to Netcentives.

          (b) During each year of the Term, TWA shall give Netcentives at least one (1) Aviators newsletter for article space to promote membership in Netcentives. TWA shall also provide an introductory article announcing the addition of ClickRewards as a new way to earn Aviators Miles. The text of such article shall be subject to Netcentives' prior approval, not to be unreasonably withheld.

          (c) At least twice during each year of the Term, TWA shall give Netcentives insert space in at least two Aviators statement mailings at no additional charge to Netcentives.

          (d) TWA shall include ClickRewards in all Aviators Program materials in which partners are listed (including, without limitation, print and electronic materials), as an

                                                                    CONFIDENTIAL

Aviators earning partner. When possible, such materials shall include a link to the Netcentives web site at a URL to be specified by Netcentives. TWA shall also include the ClickRewards logo and a link to an explanatory page on all TWA Aviators "mileage earning opportunities" web pages and account information pages, provided however, TWA shall not be required to include the ClickRewards logo on the TWA home page.

     4.2  Data Transmission. Orders pursuant to Section 2.1 shall be transmitted
          ------------------
in an electronic file format to be mutually agreed by the parties in writing.


                                   SECTION V

                            PROPRIETARY INFORMATION

     5.1  Confidential Information.  Each party agrees not to use any
          ------------------------
Confidential Information disclosed to it by the other party for its own use or for any purpose other than to carry out its obligations under this Agreement. Neither party will disclose any Confidential Information of the other party to third parties or to employees of the party receiving Confidential Information, other than employees who are required to have the information in order to carry out such party's obligations under this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information, including (without limitation) ensuring that recipients of the disclosing party's Confidential Information adhere to confidentiality terms in content substantially similar to the terms in this Agreement. Such measures shall include the highest degree of care that the receiving party utilizes to protect
its own Confidential Information of a similar nature.   Each party agrees to
notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing party which may come to the receiving party's attention.

     5.2  Publicity. After the execution of this Agreement, Netcentives may
          ---------
issue a press release which may, among other things, confirm the existence of a relationship between the parties and of the exclusive nature of such relationship, and may request that TWA issue a similar press release. Any other information regarding the relationship between the parties including the other terms of this Agreement and any other agreement between the parties shall be considered Confidential Information under the definition set forth herein.

     5.3  Trademarks.
          ----------

          (a) TWA hereby grants Netcentives a limited, non-exclusive license to duplicate, transmit and use the TWA Marks in Netcentives' promotional materials and on its Internet Web site, during the Term of this Agreement (as extended by
Section 6.2(b)(iii), as appropriate), provided, however, that any use of the TWA
                                      -----------------
Marks shall be for the purpose of promoting the ClickRewards Program, and shall only be used with regard to the inclusion of Aviators Miles within the ClickRewards Program. Netcentives shall also have the right to use the TWA Marks on information pages about the ClickRewards Program housed at the sites of its merchant partners. Each type of use of TWA Marks by Netcentives is subject to prior written approval by TWA for each type of use. TWA shall provide notice of any disapproval of any type of use within three (3) Business Days of such request, and shall not unreasonably disapprove of any such use. Failure to respond to a request for approval within three (3) Business Days shall be deemed to be approval of such type of use.

                                                                    CONFIDENTIAL

          (b) Netcentives hereby grants TWA a limited, non-exclusive license to duplicate, transmit and use the Netcentives Marks in TWA's promotional materials and on its Internet Web site, during the Term of this Agreement, provided,
                                                                 --------
however, that any use of the Netcentives Marks shall be for the purpose of
-------
promoting the Aviators Program or the ClickRewards Program and shall only be used with regard to the inclusion of Aviators Miles within the ClickRewards Program. Each type of use of Netcentives Marks by TWA is subject to prior written approval by Netcentives for each type of use. Netcentives shall provide notice of any disapproval of any type of use within three (3) Business Days of such request, and shall not unreasonably disapprove of any such use. Failure to respond to a request for approval within three (3) Business Days shall be deemed to be approval of such type of use.

          (c) Nothing herein shall be deemed to grant either party any ownership interest in the Marks of the other party.


                                   SECTION VI

                   LIMITED EXCLUSIVITY; TERM AND TERMINATION

     6.1  Limited Exclusivity.
          -------------------

          (a) Relationship.  The parties hereto acknowledge that they shall have
              ------------
a relationship of Limited Exclusivity during the Term of this Agreement. Notwithstanding anything to the contrary in this Agreement, it is expressly understood and agreed by the parties that the foregoing Limited Exclusivity is intended solely to restrict TWA during the Term of this Agreement from entering into any agreement with companies or entities meeting the definition of Direct Competitor of Netcentives. It is further agreed that nothing in this Agreement shall restrict or prohibit TWA from entering into any agreement with companies or entities which are not Direct Competitors of Netcentives, for the award of frequent flyer miles in TWA's Aviators Program in connection with the sale or offer to sell any goods or services, provided that such companies or entities will be subject to Section 6.1(B)(i) below.

          (b)  Obligations.
               -----------

               (i) TWA shall not sell or grant, or permit third parties to sell or grant, Aviators Miles to any Direct Competitor of Netcentives during the Term.

               (ii) TWA shall not permit direct mail or e-mail access (including, without limitation, access through regular or e-mail) to its Aviators Members by any Direct Competitor of Netcentives.

               (iii) Any violation of Sections 6.1(b)(i) and/or(ii) during the Term shall be considered a material breach of this Agreement. Each party agrees that its obligations under Limited Exclusivity as provided herein are necessary and reasonable in order to protect Netcentives and its business, and each party expressly agrees that monetary damages would be inadequate to compensate Netcentives for any breach by TWA of its Limited Exclusivity related covenants and agreements. Accordingly, each party agrees and acknowledges that any such violation would cause irreparable injury to Netcentives and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Netcentives shall be entitled to obtain injunctive relief against any such breach or the continuation of any such breach by TWA, without the necessity of proving actual damages.

                                                                    CONFIDENTIAL

     6.2  Term and Termination.
          --------------------

          (a)  Term and Termination.
               --------------------

               (i) The term of this Agreement shall be three (3) years from the Effective Date (the "Term"), unless terminated pursuant to this Section 6.2.
                     ----
This Agreement shall terminate upon the expiration of the Term unless renewed by the parties hereto in writing. Notwithstanding the foregoing, at any time after the first twelve (12) months after the Effective Date, either party may give written notice of termination to the other party, which termination will take effect on the later of (x) six (6) months after the date of such notice, or (y) eighteen months after the Effective Date.

               (ii) If either party defaults in the performance of any material provision of this Agreement then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty
(30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the non-defaulting party may terminate the Agreement immediately at the end of that period.

          (b)  Effect of Termination or Expiration. Upon termination of this
               -----------------------------------
Agreement for any reason whatsoever, a winding down period of six months (the "Wind-Down Period") will begin, during which both TWA and Netcentives will let
 ----------------
TWA and Netcentives customers know that the relationship will be ending. During such period, Netcentives customers may continue to redeem their points for TWA Aviators Miles as set forth under this Agreement. During the Wind-Down Period, the following Sections shall survive: Section 2 (Purchase and Sale), and Section
5.3 (Trademarks).

          (c)  Termination of Wind-Down Period.  Upon termination of the Wind-
               --------------------------------
Down Period, TWA will credit all uncredited orders to the Accounts originally designated by Netcentives.

          (d)  Survival. TWA's obligations to credit Accounts in a timely manner
               --------
and Netcentives' obligations to pay TWA all amounts due hereunder, as well as Sections 5.1 (Confidentiality), 5.3 (a, b) (Trademarks) (to the extent provided in Section 6.2(b) above), 5.3(c) (Ownership), 6.2 (b) (Effect of Termination or Expiration), 6.2(c) (Termination of Wind-Down Period), 6.2(d) (Survival), and 7 (Miscellaneous) shall survive termination of this Agreement.


                                  SECTION VII

                                 MISCELLANEOUS

     7.1  Independent Contractors.  The relationship of Netcentives and TWA
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as agents, partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

     7.2  Indemnification.
          ---------------

          (a) TWA hereby agrees to indemnify, defend and hold harmless Netcentives and its respective directors, officers, agents and employees, from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) TWA' operation of the Aviators Program including without limitation,

                                                                    CONFIDENTIAL

claims by participants in the Aviators Program of TWA's breach, violation or failure to comply with the terms of the Aviators Program and (ii) any allegation that Netcentives use of the TWA Marks licensed hereunder infringes a third party U.S. copyright or trademark existing or issued as of the date of such use, provided in each case that Netcentives promptly notifies TWA in writing of any
--------
such claim, gives TWA sole control of the defense and all related settlement negotiations, and cooperates with TWA in defending or settling any such claim.

          (b) Netcentives hereby agrees to indemnify, defend and hold harmless TWA and its respective directors, officers, agents and employees, from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) Netcentives' operation of the ClickRewards Program including without limitation, claims by participants in the ClickRewards Program of Netcentives' breach, violation or failure to comply with the terms of the ClickRewards Program and (ii) any allegation that TWA's use of the Netcentives Marks licensed hereunder infringes a third party U.S. copyright or trademark existing or issued as of the date of such use, provided in each case that TWA
                                               --------
promptly notifies Netcentives in writing of any such claim, gives Netcentives sole control of the defense and all related settlement negotiations, and cooperates with Netcentives in defending or settling any such claim.

     7.3  Notices.  All notices and demands hereunder shall be in writing and
          -------
shall be delivered by personal service or by telex, facsimile, cable, telegram, certified or registered mail, or return receipt express courier to the address of the receiving party set forth on the signature page of this Agreement, or to any other address of the receiving party designated by written notice in accordance with this paragraph.

     7.4  Waiver, Amendment and Modification.  No waiver, amendment or
          ----------------------------------
modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by either party to exercise and no delay by either party in exercising any right, power or remedy with respect to the obligations secured hereby shall operate as a subsequent waiver of any such right, power or remedy.

     7.5  Assignment.  Each of the parties agrees that its rights and
          ----------
obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, provided,
                                                                 --------
however, that such consent shall not be required for an assignment of this
-------
contract pursuant to a merger, sale of substantially all of the assets, or sale of all of the outstanding stock of either party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     7.6  Severability.  In the event that any of the provisions of this
          ------------
Agreement shall be held by a court of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. The parties agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by the mutually agreed substitute provision.

     7.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without reference to conflict of laws provisions thereof.

     7.8  Force Majeure.  Neither party shall be responsible for any failure to
          -------------
perform due to unforeseen circumstances or to causes beyond its control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials. A party whose performance is affected by a force

                                                                    CONFIDENTIAL

majeure condition shall be excused from such performance to the extent required by the force majeure condition so long as such party takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

     7.9  Entire Agreement; Amendment.  This Agreement constitutes the final and
          ---------------------------
entire Agreement between the parties and may not be modified or amended except in writing signed by both of the parties.

     7.10 Headings.  The headings and captions used in this Agreement are for
          --------
convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

     7.11 Counterparts.  This Agreement may be executed in counterparts, each
          ------------
of which shall be deemed an original and all of which together shall constitute one instrument.


                          [SIGNATURE PAGE TO FOLLOW]

                                                                    CONFIDENTIAL

     The parties have executed this Supply Agreement as of the date set forth below.


NETCENTIVES INC.
                                             ADDRESS:
                                             690 Fifth Street
                                             San Francisco, CA 94107
              /s/ Perryman Maynard           Facsimile: (415) 538-1889
----------------------------------------
Signature

              Perryman Maynard
----------------------------------------
Print Name

      VP, Relationship Marketing
----------------------------------------
Title


TRANS WORLD AIRLINES, INC.

                                             ADDRESS:
                                                  Trans World Airlines, Inc.
                                             -----------------------------------
                                                  515 N. 6th Street
                                             -----------------------------------
     /s/ Craig Andersen                           St. Louis, MO 63101
---------------------------------------      -----------------------------------
Signature                                    Facsimile: (314) 589-3387

        Craig Andersen
---------------------------------------
Print Name

 Director, Frequent Traveler Marketing
---------------------------------------
Title

                                                                    CONFIDENTIAL

                                  EXHIBIT A1


                           TRADEMARKS OF NETCENTIVES


NETCENTIVES

CLICKREWARDS

CLICKMILES

[LOGO OF NETCENTIVES APPEARS HERE]

[LOGO OF CLICKREWARDS(TM) APPEARS HERE]

[LOGO OF CLICKREWARDS(TM) ONLINE INCENTIVES NETWORK APPEARS HERE]

[LOGO]

                                     -A1-

                                                                    CONFIDENTIAL

                                  EXHIBIT A2


                               TRADEMARKS OF TWA


TWA

AVIATORS PROGRAM

AVIATOR MILES

TRANS WORLD AIRLINES


  AVIATORS (SM)
-----------------

                                     -A2-

                                                                    CONFIDENTIAL

                                   EXHIBIT B


                       DIRECT COMPETITORS OF NETCENTIVES

[***]

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     -B1-